EXHIBIT 4.4
CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE










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                      THE UNITED BUSINESS MEDIA 2000 SENIOR
                       EXECUTIVE EQUITY PARTICIPATION PLAN
                           DATE ADOPTED: 18 APRIL 2000
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                                    CONTENTS
Clause                                                                   Page

1.    Definitions And Interpretation........................................1
2.    Grant Of Awards.......................................................2
3.    Pre-Tax Awards........................................................3
4.    Post-Tax Awards.......................................................3
5.    Issue Of Shares To Trustees...........................................4
6.    Exercise Of Awards....................................................5
7.    Takeover, Reconstruction And Winding-Up...............................6
8.    Variation Of Capital..................................................7
9.    Alterations...........................................................7
10.   Miscellaneous.........................................................8
Schedule....................................................................8



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                         THE UNITED BUSINESS MEDIA 2000


                   SENIOR EXECUTIVE EQUITY PARTICIPATION PLAN



1.      DEFINITIONS AND INTERPRETATION

1.1     In this Plan, unless the context otherwise requires:-

        "Award" means a Post-Tax Award or a Pre-Tax Award granted in accordance with the Rules of the Plan;

        "the Board" means the board of directors of the Company or a committee appointed by such board of directors;

        "Bonus Option" means a right to acquire shares in the Company designated as a Bonus Option in accordance with sub-rule 3.1 below;

        "the Company" means United Business Media plc (registered in England and Wales No. 152298);

        "Deposited Shares" means the shares in the Company designated as such by a Participant under sub-rule 4.3 below;

        "the Grant Date" in relation to an Award means the date on which the Remuneration Committee makes an Award;

        "Group Member" means:-

        1.1.1 a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or

        1.1.2 a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above

        "Matching Option" means a right to acquire shares in the Company granted in accordance with sub-rule 3.1 or sub-rule 4.1 below;

        "Participant" means a person who holds an Award granted under this Plan;

        "Participating Company" means the Company or any Subsidiary;

        A "Post-Tax Award" shall consist of a Matching Option granted in accordance with the Rules of the Plan and the term "awarded" shall be construed accordingly;

        A "Pre-Tax Award" consists of a Bonus Option and (at the discretion of the Remuneration Committee) a Matching Option granted in accordance with the Rules of the Plan and the term "awarded" shall be construed accordingly;



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        "the  Remuneration  Committee"  means the committee  established  by the
        Company as the remuneration committee of the board of directors of the Company;

        "the Restricted Period" in relation to an Award means the period of four years commencing on the Grant Date;

        "Subsidiary" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985);

        "the Trustees" means the trustees or trustee for the time being of the United Business Media ESOP Trust.

1.2 Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

2.      GRANT OF AWARDS

2.1 Subject to sub-rules 2.2 and 2.5 below, the Remuneration Committee may grant an Award to any employee of a Participating Company (including an employee who is also a director) who is required to devote the whole, or substantially the whole, of his working time to the business of any Group Member, upon the terms set out in this Plan and upon such other terms as the Remuneration Committee may specify.

2.2     An Award may only be made under this Plan:

        2.2.1 within the period of 6 weeks beginning with the date on which the Plan is adopted by the Company or within the period of six weeks beginning with the dealing day next following the date on which the Company announces its results for any period, or at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify the grant thereof; and

        2.2.2 within the period of 10 years beginning with the date on which this Plan is approved and adopted by the Company in general meeting.

2.3 There shall be no monetary consideration for the grant of any Award under the Plan, and accordingly any such Award shall be granted by deed.

2.4 The price payable by the Participant on the acquisition of shares pursuant to the exercise of an Award shall be in aggregate (pound)1.

2.5 No Award shall be granted under the Plan to a person within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment.

2.6 The grant of any Award under the Plan shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by The London Stock Exchange (or other authorised UK regulatory authority), of The City Code on Take-overs and Mergers, or of any regulation or enactment.



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2.7     An Award  granted  under the Plan to any person  shall not be capable of being transferred by him (other than to his personal representatives in the event of his death) and shall lapse forthwith if it is so transferred or if he is adjudged bankrupt.

2.8 A Participant shall not be entitled to any dividend or other distribution in respect of any shares which are the subject of a Matching Option but may be entitled to any dividend or other distribution in respect of any shares which are the subject of a Bonus Option if the Remuneration Committee so decide.

3.      PRE-TAX AWARDS

3.1 A Pre-Tax Award shall consist of a Bonus Option and (at the discretion of the Remuneration Committee) a Matching Option. The Bonus Option shall be granted over such number of shares in the Company as the Remuneration Committee may determine, and the Matching Option shall be granted over such number of shares in the Company as equals the number over which the Bonus Option is granted.

4.      POST-TAX AWARDS

4.1 A Post-Tax Award consists of a Matching Option over such number of shares as has on the Grant Date a market value equal to the amount which represents the gross sum that the Participant would need to be remunerated by the Company before deduction of tax and social security liabilities to enable the Participant to purchase after deduction of tax and social security liabilities the number of Deposited Shares referred to in sub-rule 4.2 below.

4.2 A Participant may with the consent of the Remuneration Committee deposit with the Trustees (or the trustees of any other trust approved by the Remuneration Committee for these purposes) shares acquired by him on the Award Date, using such remuneration (other than salary) as the Remuneration Committee may permit (or such part as the Participant may determine) paid to him by a Participating Company (after deduction of tax).

4.3 The shares acquired pursuant to sub-rule 4.2 above shall be designated as Deposited Shares by being registered in the name of the Trustees (or such other person as the Remuneration Committee may decide or permit) and held by them as nominee for that Participant.

4.4 Since the Trustees hold the Deposited Shares as nominee for a Participant, dividends paid on the Deposited Shares shall be beneficially owned by the Participant and the Trustees shall arrange for dividends on the Deposited Shares to be paid directly to the Participant or to his order.

4.5 The Trustees shall not exercise the voting rights attaching to the Deposited Shares except in accordance with instructions from the Participant.

4.6 The Participant may at any time withdraw the Deposited Shares and the Trustees shall upon notice from the Participant transfer the Deposited Shares to the Participant (or such person as he may nominate).



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5.      ISSUE OF SHARES TO TRUSTEES

5.1     Subject to sub-rules 5.3 and 5.4 below, the Company may:-

        5.1.1 grant to the Trustees an option to subscribe for shares in the Company, or

        5.1.2  issue shares in the Company to the Trustees.

5.2 The price at which shares may be subscribed for by the Trustees shall be determined by the Remuneration Committee before the grant of the option to subscribe therefor or, in the case of shares issued otherwise than in pursuance of an option, before the issue thereof, but, if shares of the same class as those shares are quoted in the London Stock Exchange Daily Official List, shall not be less than the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the date of grant of the option or, as the case may be, the date of issue of the shares.

5.3 Subject to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting or by the Remuneration Committee under Rule 8.1 below, no options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under this Plan or under any other executive share scheme (exlcuding premium price options granted under the United 2000 Executive Share Option Scheme) adopted by the Company to exceed 25,264,262 shares which represents approximately 5 per cent of the ordinary share capital of the Company in issue on 18 October 2000.

5.4 Subject to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting or by the Remuneration Committee under Rule 8.1 below, no options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under this Plan or under any
        other   employees'  share  scheme  adopted  by  the  Company  to  exceed
        50,528,525 shares which represents approximately 10 per cent of the ordinary share capital of the Company in issue on 18 October 2000.

5.5 The limits in sub-rules 5.3 and 5.4 apply only to shares which have been issued or are capable of issue under options granted to Participants who are employees of a Group Member or cease to be employees other than as a result of disposals agreed by the Board by 31 December 2000. Any shares which have been issued or are capable of issue to Participants who have ceased to be employed by any Group Member as a result of disposals agreed by the Board by 31 December 2000 will not be subject to the limits in sub-rules 5.3 and 5.4.



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5.6     For the  avoidance  of doubt,  if the  Trustees  purchase  shares in the
        Company,  such purchased  shares shall not count for the limits in Rules
        5.3 and 5.4 above.

5.7 Any options granted or shares issued to the Trustees shall be included in the limit of the number of shares issued or remaining issuable under this Rule 5, but the number of such shares may exceed the number of shares subject to options granted to Participants to the extent the Directors consider appropriate to permit Participating Companies to hedge their employer's social security contribution liability in respect of the options.

6.      EXERCISE OF AWARDS

6.1 The exercise of any Award granted under the Plan shall be effected in such form and manner as the Remuneration Committee may from time to time prescribe.

6.2 A Bonus Option may be exercised at any time and, subject to sub-rule 6.4 below and to Rule 7 below, a Matching Option granted under the Plan may only be exercised:-

        6.2.1  after the end of the Restricted Period; and

        6.2.2 to the extent the relevant condition is satisfied; and in this sub-rule and sub-rule 7.4 below, the relevant condition is a condition related to performance which is specified under sub-rule 2.1 above or, if there is no such condition, the condition in the Schedule hereto; and

        6.2.3 if the Participant has not ceased to be a director or employee of a Group Member at any time during the period commencing on the Award Date and ending on the date on which he exercises (or purports to exercise) his Award.

6.3 To the extent that a Participant withdraws his Deposited Shares or exercises his Bonus Option before the end of the Restricted Period, the number of shares in respect of which the Matching Option may be exercised shall be reduced:

        6.3.1 by such proportion as the proportion of Deposited Shares withdrawn bears to the total number of Deposited Shares (or in the event of a variation of the share capital of the Company after the withdrawal of any Deposited Share, by such number as the Remuneration Committee considers appropriate to reflect the variation); and

        6.3.2 by one share for every one share over which the Bonus Option is exercised (or in the event of a variation of the share capital of the Company after the exercise of the Bonus Option, by such number as the Remuneration Committee considers appropriate to reflect the variation).

6.4     If a Participant ceases to be a director or employee of a Group Member:-

        6.4.1 the Bonus Option may (and must, if at all) be exercised within the period of three months (or such longer period as the Remuneration Committee may allow) commencing on the date of cessation of employment;

        6.4.2 the Matching Option may not be exercised unless the Remuneration Committee decides otherwise, in which case it may (and must, if at all) be exercised to such extent and for such period permitted by the Remuneration Committee.

6.5 A Participant shall not be treated for the purposes of sub-rule 6.4 above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising an Award under the Plan shall be treated for those purposes as not having ceased to be such a director or employee.

6.6 Notwithstanding any other provision of the Plan, an Award granted under the Plan may not be exercised more than ten years after the Award Date.

6.7 Subject to sub-rule 6.8 below, within 30 days after an Award under the Plan has been exercised by any person, the Remuneration Committee shall procure the transfer to him (or his nominee) of the number of shares in respect of which the Award has been exercised unless:

        6.7.1 the Remuneration Committee considers that the transfer thereof would not be lawful in all relevant jurisdictions; or

        6.7.2 in a case where a Group Member is obliged to account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the Award and/or any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:-

               (a) made a payment to the Group Member of an amount equal to the Tax Liability; or

               (b) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

6.8 The transfer of any shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2.6 above.

7.      TAKEOVER, RECONSTRUCTION AND WINDING-UP

7.1     If any person  obtains  control of the  Company  (within  the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 6.2.2, 6.4 and 6.6 of Rule 6 above and to sub-rule 7.3



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        below, an Award granted under the Plan may be exercised within one month
        (or such longer period as the Remuneration Committee may permit) of such notification.

7.2 For the purposes of sub-rule 7.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

7.3 If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and any Award granted under the Plan may, subject to sub-rules 6.2.2, 6.4 and 6.6 of Rule 6 above, be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof.

7.4 In relation to an Award which would but for sub-rule 6.2.2 be exercisable by virtue of an event mentioned in sub-rule 7.1 or 7.3 above, the Remuneration Committee may at its discretion treat the relevant condition as satisfied if, at the time of the event, the Remuneration Committee believes that the circumstances are such that the Award should be exercised.

8.      VARIATION OF CAPITAL

8.1 In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may adjust the number of shares in respect of which an Award may be exercised or the numbers of shares mentioned in sub-rules 5.3 and 5.4 as it considers appropriate.

8.2 As soon as reasonably practicable after making any adjustment under sub-rule 8.1 above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

9.      ALTERATIONS

9.1 Subject to sub-rules 9.2 and 9.4 below, the Board may at any time alter any of the provisions of this Plan, or the terms of any Award made under it, in any respect.

9.2 Subject to sub-rule 9.3 below, no alteration to the advantage of Participants shall be made under sub-rule 9.1 above to any of sub-rules 2.1, 2.5, 3.1, 4.1, 4.2, 5.3, 5.4, 6.2, 6.3, 6.4, 7.1 to 7.4, 8.1 and
        8.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3     Sub-rule 9.2 above shall not apply to:



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        9.3.1  any minor alteration to benefit the  administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

        9.3.2  any alteration solely relating to a special term.

9.4 No alteration to the disadvantage of any Participant shall be made under sub-rule 9.1 above unless:-

        9.4.1 the Board shall have invited every such Participant to give an indication as to whether or not he approves the alteration; and

        9.4.2 the alteration is approved by a majority of those Participants who have given such an indication.

9.5 Any reference in this Rule to a special term is a reference to a term specified by the Remuneration Committee as mentioned in sub-rule 2.1 above or a term in the Schedule to this Scheme.

9.6 As soon as reasonably practicable after making any alteration under sub-rule 9.1 above, the Board shall give notice in writing thereof to any Participant affected thereby.

10.     MISCELLANEOUS

10.1 The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under any Award under this Plan as a result of such termination.

10.2 In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

10.3 Any notice or other communication under or in connection with this Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

10.4 A Participating Company may provide money to the Trustees or any other person to enable them to acquire shares to be held for the purposes of the Scheme or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.



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                                  THE SCHEDULE



1.      The condition in this Schedule is that:

1.1 1/3 of a Matching Option will always be exercisable, regardless of the growth (if any) in the earnings per share of the Company;

1.2 a further 1/3 of a Matching Option will be exercisable if, looking at the financial year immediately preceding the Grant Date and the fourth financial year following that earlier financial year, the earnings per share of the Company for the later financial year is equal to or exceeds its earnings per share for the earlier one by the following percentage:

               100% x ((R2-R1)/R1) + 12%,

        where R1 is the retail prices index for the last month in the earlier year and R2 is the retail prices index for the last month in the later year;

1.3 subject to paragraph 1.4 below, a further 1/3 of a Matching Option will be exercisable if, looking at the financial year immediately preceding the Grant Date and the fourth financial year following that earlier financial year, the earnings per share of the Company for the later financial year is equal to or exceeds its earnings per share for the earlier one by the following percentage:

               100% x ((R2-R1)/R1) + 20%,

        where R1 is the retail prices index for the last month in the earlier year and R2 is the retail prices index for the last month in the later year; and

1.4 for growth in the earnings per share of the Company in excess of the retail prices index of more than 12% but less than 20% during the period mentioned in paragraphs 1.2 and 1.3 of this Schedule, 1/3 of the Matching Option will be exercisable on a straightline basis.

2.      For the purposes of this Schedule:-

2.1 the earnings per share of the Company shall be the basic earnings per share as defined by FRS14, adjusted to exclude any exceptional items shown separately on the face of the profit and loss account, or on such other basis as shall have been determined by the Remuneration Committee before the grant of the option;

2.2 "financial year" has the same meaning as in section 742 of the Companies Act 1985;

2.3 the retail prices index is the general index of retail prices (for all items) published by the Office for National Statistics or, if that index is not published for the month in question, any substituted index or index figures published by that Office.



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3.      The  Remuneration  Committee may make such  adjustments to the method of calculating the Company's earnings per share or any other feature of the terms of this Schedule as it considers appropriate to take account of:-

3.1     any increase or variation of the share capital of the Company;

3.2     any change to FRS14;

3.3 there being no earnings per share of the Company for any relevant financial year; or

3.4 any other factors considered by the Remuneration Committee to be relevant.


                                                             CLIFFORD CHANCE LLP
                                                           200 Aldersgate Street
                                                                 London EC1A 4JJ



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                         THE UNITED BUSINESS MEDIA 2000

                   SENIOR EXECUTIVE EQUITY PARTICIPATION PLAN

                                   US SCHEDULE

1.      SCHEDULE

1.1 This Schedule applies in respect of Participants who are resident for tax purposes in the United States of America ("US Participants"). It amends, modifies and supplements the Plan. Unless otherwise specified in this Schedule, the rules and definitions of the Plan shall apply to any Awards granted to US Participants.

2.      GRANT OF AWARDS

2.1 Rule 2.4 of the Plan shall be amended in so far as the price payable by the Participant on the acquisition of shares pursuant to the exercise of a Pre-Tax Award shall be determined by the Remuneration Committee before the grant of the Pre-Tax Award, but shall not be less than, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, an amount equal to 50% of the middle-market quotation of shares of that class (as derived from that List) on the dealing day immediately preceding the Grant Date.

3.      PRE-TAX AWARDS

3.1 Rule 3.1 of the Plan shall be amended in that the Matching Option shall be granted over such number of shares in the Company as equals 50% of the number of shares over which the Bonus Option is granted.

4.      VARIATION OF CAPITAL

4.1 Rule 8.1 of the Plan shall not apply. In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may adjust the number of shares in respect of which an Award may be exercised and the exercise price of that Award as it considers appropriate.